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                                                               EXHIBIT 23.9

                                 POCO OIL CO.
                            13105 HOLSTON HILLS DR.
                             HOUSTON, TEXAS 77069
                                 713/440-9225

ARTHUR L. BEAR
President

November 18, 1996

To the Board of Directors
Nuevo Energy Company

  We consent to the references to our firm under the heading "Experts" and elsewhere in the Prospectus constituting a part of Nuevo Energy Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 15, 1996.

                                          By     /s/
                                                     Arthur L. Bear
                                             ______________________________

November 19, 1996